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                                                                    Exhibit 99.0
                                                                    ------------


PROXY

                    COMMUNITY BANKSHARES OF MARYLAND, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints _________________________ and ____________________, or either of them and with full power of substitution, his or her attorney-in-fact and proxy, to represent the undersigned at the Special Meeting of Shareholders of Community Bankshares of Maryland, Inc. ("Community Bankshares") to be held at ______________________________ located at
_____________________, _____________, Maryland at _:__ _.m. on ___________ __,
____ and at any adjournment thereof, and to vote all shares of stock of Community Bankshares that the undersigned shall be entitled to vote at such meeting on each of the following matters:

1. To approve an Agreement and Plan of Reorganization, dated as of August 23, 2000, and a related Plan of Merger, between F&M National Corporation ("F&M") and Community Bankshares, providing for the merger of Community Bankshares with F&M upon the terms and conditions set forth in the affiliation agreement as described in the proxy statement/prospectus of Community Bankshares and F&M dated ______________, 2000.

     FOR [_]             AGAINST [_]            ABSTAIN [_]
                                                (has the same effect as a
                                                vote Against)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly signed and dated, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal number 1 as specified above. This proxy may be revoked at any time prior to its exercise.

                                        Dated:  ________________________________

                                                ________________________________

                                                ________________________________
                                                Please sign exactly as name
                                                appears on the stock
                                                certificate. When signing as
                                                attorney, executor,
                                                administrator or trustee, please
                                                give full title.

Please mark, sign, date and return promptly this proxy card using the enclosed envelope.